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                                  EXHIBIT 10.2

                   AMENDMENT TO THE LOCATION RENTAL AGREEMENT
            AS AMENDED BY AND BETWEEN THE COMPANY AND MARTHA STEWART

            THIS SECOND AMENDMENT TO THE LOCATION RENTAL AGREEMENT, dated as of March 15, 2004 (the "Amendment"), by and between Martha Stewart Living Omnimedia, Inc. ("MSLO"), a Delaware corporation, and Martha Stewart ("Stewart"), a natural person (each of MSLO and Stewart, a "Party"). Capitalized terms used in the Amendment but not defined herein shall have the meanings provided in the Agreement.

                              W I T N E S S E T H:

            WHEREAS, the Parties wish to amend that certain location rental agreement entered into by and between MSLO and Stewart as of October 22, 1999, as amended (the "Agreement");

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Section 1 of the Agreement is hereby amended to read as follows:

                        "The term of this Agreement shall commence on the date hereof and continue until July 4, 2004, unless this Agreement is terminated pursuant to Section 7 hereof. "

                  2. Section 2 of the Agreement is amended by adding the following to the final sentence of the Section:

                        "; provided, however, that for the period from January 1, 2004 to July 4, 2004, MSLO shall pay a pro rata portion of the Annual Rental Fee in advance in six equal monthly installments of $208,333 and a final installment of $26,882 for the period commencing July 1, 2004 and ending July 4, 2004."

                  3. The Amendment shall not constitute an amendment of any provision of the Agreement not expressly referred to herein. Except as expressly amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

                  4. The Amendment may be executed by the parties hereto in separate counterparts (including facsimile counterparts), each of which shall be deemed to be an original, and which taken together shall be deemed to constitute one and the same instrument.

                  5. It is understood and acknowledged that none of the changes to the Agreement effected by the Amendment and no action or inaction by any party in connection therewith shall be construed as a waiver of any rights of Stewart or the Company arising under any agreement between Stewart and the Company or under applicable law all of which are expressly reserved.

                  6. The Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without regard to its conflict of laws or choice of laws principles.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered the Amendment as of the date first above written.

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                                 MARTHA STEWART LIVING OMNIMEDIA, INC.

                                  By:     /s/ Sharon Patrick
                                      --------------------------------
                                      Name Sharon Patrick
                                      Title: President & Chief Executive Officer

                                              /s/ Martha Stewart
                                 ---------------------------------------
                                 Martha Stewart

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